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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements pertaining to the Telco Systems, Inc. 1983 Employee Stock Purchase Plan (Form S-8 No. 33-26976); the Telco Systems, Inc. 1980 Stock Option Plan (Form S-8
Nos. 2-94474, 33-2024 and 33-10548); the Telco Systems, Inc. 1988 Non-Statutory Stock Option Plan (Form S-8 No. 33-28295); the Telco Systems, Inc. 1990 Stock Option Plan (Form S-8 Nos. 33-42751, 333-00959 and 333-57581) and acquisition of Jupiter Technology, Inc. (Form S-3 No. 333-46877) of our report dated November 4, 1998, with respect to the consolidated financial statements and schedule of Telco Systems, Inc. for the year ended August 30, 1998 included in the Current Report of Telco Systems, Inc. Form 8-K dated November 4, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ERNST & YOUNG LLP

Boston, Massachusetts
November 5, 1998